Exhibit 32.1
CERTIFICATION

The undersigned hereby certifies in his capacity as an officer of Air T, Inc. (the "Company") that the Quarterly Report of the Company on Form 10-Q for the quarter ended December 31, 2003 fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.









Date:  february 12, 2004        /s/ Walter Clark
                              Walter Clark, Chief Executive Officer